EXHIBIT 30(e)(ii)

Pruco Life Insurance Company OF New Jersey No.
A Subsidiary of The Prudential Insurance Company of America XX XXX XXX
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A Supplement to the Application for Life Insurance in which JOHN DOE is named as the proposed Insured. The contract applied for is:

[X] Variable Life Insurance [X] Variable Appreciable Life Insurance
[X] with Variable Insurance Amount
[ ] with Fixed Insurance Amount

The person who signs below:

1. acknowledges receipt of the current prospectus for the contract checked above;

2. UNDERSTANDS THAT UNLESS THE CONTRACT APPLIED FOR IS VARIABLE APPRECIABLE
LIFE INSURANCE WITH FIXED INSURANCE AMOUNT AND IS NOT FULLY PAID UP, THE
DEATH BENEFIT (EXCEPT ANY SUPPLEMENTARY BENEFITS) MAY GO UP OR GO DOWN
DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE BUT WILL NEVER BE LESS
THAN THE GUARANTEED MINIMUM, IF PREMIUMS ARE DULY PAID AND THERE IS NO
CONTRACT DEBT;

3. UNDERSTANDS THAT THE CASH VALUES MAY GO UP OR GO DOWN DEPENDING ON
THE CONTRACT'S INVESTMENT EXPERIENCE AND THAT THERE IS NO GUARANTEED
MINIMUM CASH VALUE;

4. believes that this contract will meet insurance needs and financial objectives; and

5. requests that the net premium payments (as described in the prospectus)
be allocated to the appropriate Pruco Life variable contract account for the contract checked above as follows:

Subaccount Allocation+
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Bond 20% (BOND)

Money Market 20% (MMKT)

Common Stock 20% (CSTK)

Aggressively Managed Flexible 20% (AFLX)

Conservatively Managed Flexible 20% (CFLX)

_______________________________ ____ % ( )

_______________________________ ____ % ( )

100%

+ If any portion of a net premium is allocated to a particular subaccount, that portion must be at least 10% on the date the allocation takes effect. All percentage allocations must be in whole numbers (e.g. 33% can be selected, but 33 1/3% cannot).

NOTE: Upon request, we will furnish illustrations of benefits, including death benefits and cash values, for (a) the variable life insurance contract applied for and (b) a fixed benefit life insurance contract for the same premium.

Date Signature of Applicant

June 1, 1984 /s/ JOHN DOE
________________________________________ __________________________________
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PLY 17--84 Printed in U.S.A. by PROF
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